UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CPI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CPI CORP.
SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT
FOR OUR ANNUAL MEETING TO BE HELD ON WEDNESDAY, AUGUST 11, 2010

This Supplement dated August 2, 2010 amends and supplements the Proxy Statement of CPI Corp.  ("we" or the “Company”) dated July 9, 2010 (the “Proxy Statement”), with the following information.

Appointment of Proxy Solicitor

    We have hired Georgeson, Inc. to solicit proxies with respect to the Annual Meeting. We will pay Georgeson, Inc. a fee, plus reasonable expenses, for these services.  We will pay the cost of preparing, mailing and soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement and any additional information furnished to stockholders. We may reimburse banks, brokerage houses, fiduciaries and custodians for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners.

Renewal of Rights Plan

    CPI renewed its Shareholders Rights Plan on March 13, 2010 for an additional three year term.  The Board of Directors of CPI concluded that renewing the Shareholder Rights Plan was necessary to protect against a change of control that could result from shareholders’ accumulations of stock and jeopardize the Company’s contractual relations with Sears or Walmart.  The Company’s existing agreements with Sears and Walmart each require consent  prior to certain  change in control events.  Failure to obtain prior consent could give rise to a termination privilege against the Company.

Voting requirements to elect the directors

    This supplement also clarifies the Proxy Statement with respect to the voting requirements with respect to the election of directors.  Each share of our common stock outstanding on the record date will be entitled to one vote on each of the director nominees.  A decision of a majority of those shares represented in person or by proxy and voting at the meeting will determine the election of a director.  Abstentions and broker non-votes will have no effect with respect to the election of directors.

Important Information

    CPI Corp. has filed a definitive Proxy Statement with the Securities and Exchange Commission ("SEC") and has furnished to its stockholders a Proxy Statement in connection with the solicitation of proxies for the 2010 Annual Meeting of stockholders. The Company advises its stockholders to read the Proxy Statement relating to the 2010 Annual Meeting, as amended and supplemented by this Supplement, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that CPI files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from CPI by directing a request to CPI Corp., 1706 Washington Avenue, St. Louis , Missouri 63103-1717,  Attn: Corporate Secretary, calling (314) 231-1575, extension 3323.

Certain Information Concerning Participants

    CPI Corp. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2010 Annual Meeting. Information concerning persons who may be considered participants in the solicitation of the Company’s stockholders under the rules of the SEC is set forth in public filings by the Company with the SEC, including the Proxy Statement relating to the 2010 Annual Meeting of stockholders.